Pipex Pharmaceuticals to begin Trading Today on the American Stock Exchange

ANN ARBOR, MI — June 26, 2007 -- Pipex Pharmaceuticals, Inc. ("Pipex") (AMEX: PP), a specialty pharmaceutical company developing innovative late-stage oral drug candidates for the treatment of neurologic and fibrotic diseases, announced that its common stock will begin trading today on the American Stock Exchange ("AMEX"). Pipex’s common stock will be traded under the ticker symbol “PP.”

Steve H. Kanzer, Chairman and Chief Executive Officer of Pipex, stated, "As previously announced, we believe this is a significant step for Pipex and its shareholders. We believe this new listing will broaden our visibility and marketability which will enable Pipex to expand its shareholder base as we move forward toward our filing of our New Drug Application (NDA) for COPREXA for the treatment of neurologic Wilson’s disease, an orphan genetic disease."

About Pipex Pharmaceuticals, Inc.

Pipex Pharmaceuticals, Inc. ("Pipex") is a specialty pharmaceutical company that is developing proprietary, late-stage drug candidates for the treatment of neurologic and fibrotic diseases. Pipex's strategy is to exclusively in-license proprietary, clinical-stage drug candidates and complete the further clinical testing, manufacturing and regulatory requirements sufficient to seek marketing authorizations via the filing of New Drug Applications (NDAs) with the FDA in the U.S. and Marketing Application Authorizations (MAAs) with the European Medicines Evaluation Agency (EMEA). For further information please visit www.pipexpharma.com.

This press release contains forward-looking statements, within the meaning of Section 21E of the Securities Exchange Act of 1934, including statements that may reflect Pipex's current expectations about its future results, performance, prospects and opportunities, including our listing on the American Stock Exchange and building shareholder value due to that listing. Where possible, Pipex has tried to identify these forward-looking statements by using words such as "anticipates," "believes," "intends," or similar expressions. These statements are subject to a number of risks, uncertainties and other factors that could cause actual events or results in future periods to differ materially from what is expressed in, or implied by, these statements, including the risks set forth in Pipex's filings with the Securities and Exchange Commission. We cannot assure you that we will be able to successfully develop or commercialize products based on our technologies, including COPREXA, TRIMESTA, Anti-CD4 802-2, CORRECTA, EFFIRMA and SOLOVAX, particularly in light of the significant uncertainty inherent in developing, manufacturing and conducting preclinical and clinical trials of new pharmaceuticals and obtaining regulatory approvals, that our technologies will prove to be safe and effective, that our cash expenditures will not exceed projected levels, that we will be able to obtain future financing or funds when needed, that product development and commercialization efforts will not be reduced or discontinued due to difficulties or delays in clinical trials or due to lack of progress or positive results from research and development efforts, that we will be able to successfully obtain any further grants and awards, maintain our existing grants which are subject to performance, that we will be able to patent, register or protect our technology from challenge and products from competition or maintain or expand our license agreements with our current licensors, or that our business strategy will be successful. All forward-looking statements made in this press release are made as of the date hereof, and Pipex assumes no obligation to update the forward-looking statements included in this news release whether as a result of new information, future events, or otherwise, other than as required by law.

Contact:

For Further Information Contact:

Steve H. Kanzer, CPA, Esq.
Chairman and Chief Executive Officer
(734) 332-7800

Thomas Redington (investor relations)
Redington Inc.
(203) 222-7399